STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") dated as of the 28th day of December, 1996 by and between DI Industries, Inc., a Texas corporation (the "COMPANY") and Wexford Special Situations 1996, L.P., a Delaware limited partnership, Wexford Special Situations 1996 Institutional, L.P., a Delaware limited partnership, Wexford-Euris Special Situations 1996, L.P., a Delaware limited partnership, and Wexford Special Situations 1996 Limited, a Cayman Islands exempted company (singly, a "PURCHASER" and collectively, "PURCHASERS").

                              W I T N E S S E T H:

        WHEREAS, each Purchaser wishes to purchase from the Company, and the Company wishes to sell to Purchaser the number of shares of the Company's common stock, $.10 par value per share (the "COMMON STOCK") set forth on EXHIBIT A to this Agreement; and

        WHEREAS, the Purchaser and the Company are entering into this Agreement to provide for such purchase and sale and to establish various rights and obligations in connection therewith;

        NOW, THEREFORE, for and in consideration of the premises, and the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                                PURCHASE AND SALE

        Section 1.1. EXCHANGE. Upon the terms and conditions set forth in this Agreement, at the Closing (hereafter defined), the Company agrees to sell an aggregate of 1,750,000 shares of the Company's Common Stock (the "SHARES") to the Purchasers, with each purchaser agreeing to purchase the number of Shares set forth opposite the name of each in EXHIBIT A to this Agreement. As consideration for the sale of the Shares, each Purchaser shall pay to the Company $2.3543 per share of Common Stock purchased in U.S. Federal or other immediately available funds (the "PURCHASE PRICE").

        Section 1.2.  CLOSING.

        (a) Consummation of the purchase and sale transactions contemplated by this Agreement (the "CLOSING") shall take place at 10:00 a.m. local time on December 30, 1996 at the offices of the Company located at One Paragon Center, Suite 625, 450 Gears Road, Houston, Texas 77067-4581, or at such other time and place as all parties hereto may mutually agree in writing. The date upon which the Closing occurs is referred to herein as the "CLOSING DATE."

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        (b) At the Closing, the Company shall deliver to each Purchaser the following:

                      (i) the number of shares of Common Stock purchased by such
               Purchaser as evidenced by delivery of a stock certificate therefor duly registered in the name of such Purchaser; and

                      (ii) a certificate dated the Closing Date and signed by
               the President and Chief Executive Officer or Senior Vice President and Chief Financial Officer of the Company verifying that the representations of the Company contained in Article 3 are true and correct at, and as of, the Closing Date.

        (c) At the Closing, the Purchaser shall deliver to the Company the following:

                      (i) the Purchase Price in U.S. Federal or other
               immediately available funds to the account of the Company at Southwest Bank of Texas, N.A., ABA No. 113011258, A/C 0133191 (Credit: DI Industries, Inc.); and

                      (ii) a certificate dated the Closing Date and signed by
               Wexford Management, L.L.C., in its capacity as the investment advisor of the Purchaser verifying that the representations of the Purchaser contained in Article 2 are true and correct at, and as of, the Closing Date.

        (d) The obligation of the Company to sell the Shares and close the transactions contemplated hereby on the Closing Date shall be subject to the truth and accuracy of the representations and warranties of the Purchaser contained in Article 2 on and as of the Closing Date, to the performance of each Purchaser's covenants and agreements to be performed in whole or in part prior to the Closing Date.

        (e) The obligation of Purchaser to purchase shares of Common Stock and close the transactions contemplated hereby on the Closing Date shall be subject to the truth and accuracy of the representations and warranties of the Company contained in Article 3 on and as of the Closing Date, to the performance of the Company's covenants and agreements to be performed in whole or in part prior to the Closing Date, and the following additional conditions precedent:

                      (i) no Material Adverse Effect shall have occurred (as
               defined in Section 3.2;

                      (ii) there shall not have occurred a Change of Control of
               the Company (a "Change of Control" shall mean the acquisition by a person, group of affiliated persons or "group" as defined in
               Section 13(d)(3) of the Exchange Act [hereinafter defined] of greater than 30% of the fully diluted common equity of the Company or a change in the composition of a majority of the Company's board of directors).

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        (f) The obligations of both Purchaser and the Company hereunder shall be subject to the following further conditions precedent:

                      (i) the Company shall have entered into a $35,000,000
               Senior Secured Reducing Revolving Credit Facility by and among the Company and Drillers, Inc., a wholly-owned subsidiary of the Company, as borrowers, and Bankers Trust Company, as agent and administrative agent, and ING (US) Capital Corporation, as co-agent, for the other lending institutions participating in such credit arrangement (the "BANKERS TRUST FACILITY"); and

                      (ii) the Company shall have purchased substantially all of the assets of the Diamond M Onshore Drilling Inc. subsidiary of Diamond Offshore Drilling Inc., for approximately $26,000,000 and shall have borrowed substantially all of the purchase price for such assets under the Bankers Trust Facility.

        Section 1.3. ADDITIONAL SHARES. In addition to the Shares issuable to Purchaser pursuant to Section 1.1, the Company shall issue to Purchaser after the Determination Date (as defined below) the number shares of the Company's Common Stock issuable to Purchaser, if any, under the terms and subject to the conditions set forth in this Section (the "ADDITIONAL SHARES"). The number of Additional Shares issuable to Purchaser shall be equal to the number of shares of Common Stock calculated by dividing (i) the Shortfall Amount by (ii) the Average DI Stock Price during the Measurement Period, as such terms are hereafter defined. Any fractional share resulting from such calculation shall be rounded up to the nearest whole share.

               (a) The term "SHORTFALL AMOUNT" shall mean with respect to each Purchaser the positive difference, if any, between (i) the Purchase Price, MINUS (ii) the sum of (A) the gross proceeds of all Public Dispositions less Reasonable Commissions (as such terms are hereinafter defined), (B) the gross proceeds of all Private Dispositions less Reasonable Commissions (as such terms are hereinafter defined) and (C) the product of (x) the Average DI Stock Price during the Measurement Period, MULTIPLIED BY (y) the number of Shares that remain beneficially owned by Purchaser as of 5:00 p.m. New York, New York time on the Determination Date, as such term is hereinafter defined.

               (b) The term "DISPOSITION" shall mean and include a sale, assignment, pledge, transfer or other conveyance of some or all (or any undivided interest in some or all) of the Common Stock, or any contract or option to make any such sale, assignment, pledge, transfer or conveyance. The term "PUBLIC DISPOSITION" shall mean a Disposition effected by the sale of all or any portion of the Shares on the American Stock Exchange or such other principal trading market on which the Common Stock is then publicly traded. A Public Disposition shall be deemed to occur on the date such transaction occurs rather than the settlement date thereof. The term "PRIVATE DISPOSITION" shall mean any Disposition that is not a Public Disposition. As used in this Agreement, gross proceeds of a Private Disposition shall mean: (i) the fair market value of all consideration given by the transferee(s) in such Private

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        Disposition; or (ii) if at the time of the Private Disposition resale of the Shares is covered by an effective registration statement (which shall include for this purpose a resale registration statement as to which effectiveness has been temporarily suspended pursuant to the Company's right to do so granted in Article 4) the greater of: (A) the fair market value of all consideration given by the transferee(s) in such Private Disposition, and (B) the product of (y) the Average DI Trading Price during the ten Trading Days (hereinafter defined) immediately preceding the date of the Private Disposition MULTIPLIED BY
        (x) the number of Shares transferred in such Private Disposition.

               (c) The term "AVERAGE DI STOCK PRICe" shall mean the average of the last reported sale price regular way of the Common Stock on the American Stock Exchange or other principal trading market on which the Common Stock is then publicly traded calculated for the number Trading Days over which such average is to be computed, or if the principal market on which the Company's Common Stock is then traded does not report prices on the basis of sale transactions, the average of the closing bid and ask prices for the Common Stock over the applicable number of Trading Days.

               (d) The term "MEASUREMENT PERIOD" shall mean the first ten Trading Days immediately prior to and including the Determination Date on which none of the Purchasers or their respective Affiliates shall have sold or offered for sale any shares of the Company's Common Stock in any public securities market on which the Company's Common Stock is then traded. In the event that any of the Purchasers or their respective Affiliates have sold or offered for sale Common Stock on a Trading Day that would otherwise be included in the Measurement Period, such Trading Day shall be excluded from the Measurement Period and in substitution for such day there shall be added to the beginning of the Measurement Period the next preceding Trading Day on which no such sales or offers were made by any of the Purchasers or their respective Affiliates. For purposes of this paragraph (d), an offer of Common Stock shall be deemed to have occurred in connection with an underwritten public offering only from the period from and including the effective date of the registration statement for the offering through and including the closing date of such public offering. No offer of Common Stock shall be deemed to have occurred for purposes of this paragraph (d) with respect to Common Stock covered by a shelf registration statement under Rule 415 under the Securities Act except on days on which orders for sales of Common Stock have been placed by any Purchaser or their respective Affiliates on the American Stock Exchange or other principal securities market on which the Company's Common Stock may then be publicly traded.

               (e) A "TRADING DAY" shall mean a day on which the Company's Common Stock is traded on the American Stock Exchange, or the principal trading market on which the Common Stock is then publicly traded if other than the American Stock Exchange.

               (f) The "DETERMINATION DATE" shall mean the one year anniversary of the Closing Date, unless the Purchasers shall have sold all of the Shares before such anniversary

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        date, in which event the Determination Date shall be the next Trading
        Day following the final sale of Shares.

               (g) An "AFFILIATE" of a person shall have the meaning ascribed to that term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") as promulgated by the U.S. Securities and Exchange Commission (the "SEC").

               (h) Promptly after the Determination Date, but in no event later than ten business days after the Determination Date, Purchaser shall deliver to the Company an originally executed, written certification sworn to and notarized by a duly authorized officer of Purchaser containing the following information:

                      (i) a true and complete description of each Public
               Disposition by Purchaser through and including the Determination Date, which description shall include the number of Shares included in each Public Disposition, the date of each Public Disposition, and the amount of gross proceeds from any such Public Disposition;

                      (ii) a true and correct description of the character and
               terms of each Private Disposition, including, without limitation, the number of Shares included in the Private Disposition, the date of such Private Disposition, the amount of all cash consideration given by the transferee, and the nature and fair market value of all non-cash consideration given by the transferee(s) for, or in connection with, such Private Disposition; and

                      (iii) the number of Shares that remain beneficially owned
               by Purchaser as of 5:00 p.m. local time in New York, New York on the Determination Date, and the owner of record of such Shares if other than Purchaser.

        Upon request of the Company, Purchaser shall promptly provide such other and further information and documents and affidavits as the Company may request to verify the number of Additional Shares, if any, issuable pursuant to this Agreement.

               (i) The term "REASONABLE COMMISSION" shall mean actual brokerage commissions not exceeding 2% of the gross proceeds of a Public Disposition, or 7.5% of the gross proceeds of a Private Disposition.

               (j) Within five business days after being furnished the information required to be provided by Purchaser under this Agreement or as may be required to assure compliance by the Company with federal and applicable state securities laws, the Company shall issue the Additional Shares and shall deliver to Purchaser a stock certificate for the Additional Shares duly registered in the name of Purchaser. Purchaser covenants and agrees that for a

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
        period of twelve months following each sale of Shares during the Determination Period, neither Purchaser nor its Affiliates shall purchase any shares of Common Stock.

               (k) Within five business days after being furnished the information required to be provided by Purchaser under this Agreement or as may be required to assure compliance by the Company with federal and applicable state securities laws, the Company may, in its sole discretion, in lieu of issuing the Additional Shares, pay to Purchaser an amount in cash equal to the Shortfall Amount by wire transfer of immediately available funds.

                                    ARTICLE 2
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        In order to induce the Company to enter into this Agreement, Purchaser hereby represents and warrants to the Company as follows:

        Section 2.1. AUTHORITY AND ENFORCEABILITY. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid, binding and enforceable obligation of the Purchaser, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        Section 2.2.  NO CONFLICTS OR CONSENTS.

        (a) The execution and delivery of this Agreement, the purchase by the Purchaser of the Shares and Additional Shares, and the compliance by the Purchaser with the provisions hereof do not and will not conflict with, or result in any violation of or default under, or permit the acceleration of any obligation under, or the creation or imposition of any lien, claim, security interest, adverse interest or encumbrance (an "ENCUMBRANCE") on any of the properties or assets of the Purchaser under (i) any provision of the certificate of limited partnership or other organizational documents of the Purchaser or any judgment, order, decree, statute, law, ordinance, rule or regulation of any governmental authority to which the Purchaser is a party or by which it is bound, or (ii) any indenture, lease, mortgage, deed of trust, loan agreement or other agreement or instrument, or any permit, of the Purchaser. No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Authority (as hereinafter defined) or third party is required to be made or obtained by the Purchaser in order to execute or deliver this Agreement or to purchase the Shares and the Additional Shares.

        (b) The Purchaser is not in violation of its certificate of limited partnership or other organizational documents. There are no legal or governmental proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser or its investment advisor or to which the Purchaser or any of its properties or assets is subject, that if adversely determined, would have

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a material adverse effect on the condition, financial or otherwise, business, operations, affairs, properties, assets or prospects of the Purchaser or that seeks to restrain or obtain damages with respect to the transactions contemplated hereby.

        Section 2.3. INVESTMENT REPRESENTATIONS. Purchaser hereby acknowledges that the Shares and Additional Shares have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") or registered or qualified under Texas Securities Act or any other applicable state securities laws (collectively, "BLUE SKY LAWS") and are being sold pursuant to exemptions from the registration provisions of the Securities Act and the Blue Sky Laws, the availability of which depends in substantial part on the accuracy of Purchaser's representations, warranties and agreements contained in this Agreement. Accordingly, Purchaser hereby covenants and agrees that it will only re-offer or resell the Shares and Additional Shares (A) in compliance with the requirements of Rule 144 under the Securities Act (or any successor rule), (B) in accordance with another available exemption from the requirements of Section 5 of the Securities Act, or (C) pursuant to an effective registration statement under the Securities Act. The Purchaser further represents and warrants as follows:

               (a) Purchaser hereby represents that it is acquiring the Shares and Additional Shares for its own account, for investment, and not with a view to the distribution thereof. Purchaser, through its undersigned investment advisor has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of an investment in the Company. The acquisition of the Shares and Additional Shares pursuant to this Agreement is the result of a negotiated transaction involving direct communication between Purchaser and officers of the Company. Purchaser acknowledges that it has heretofore discussed the Company, its business, plans, operations, management, and financial condition with Company's officers. Purchaser has received all such information as it deems necessary and appropriate to enable it to evaluate the various risks inherent in making an investment in the Company and further represents that it has received satisfactory and complete information concerning all matters as to which it has made inquiry.

               (b) The Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

               (c) Purchaser acknowledges that it has been given access to all filings made by the Company pursuant the Securities Act and Exchange Act and has been provided copies of the following filings by the Company with the SEC: (i) the Company's Annual report on Form 10-K for the year ended 1995, (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, (iii) Current Reports on Form 8-K filed by the Company on June 24, October 2, and November 4, 1996, and
        (iv) the Company's Registration Statement under the Securities Act on Form S-3 filed December 19, 1996, covering certain resales by certain of its shareholders (which as of the date of this Agreement has not yet become effective). Purchaser also has been advised by the Company that certain important periodic reports and other filings by the Company are filed electronically with the

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        SEC and are available for inspection at the SEC's site on the World Wide
        Web, the address of which is: HTTP://WWW.SEC.GOV.

               (d) Purchaser represents and warrants that it realizes that its acquisition of the Company's Common Stock involves certain risks (including those set forth in the Company's Registration Statement on Form S-3 filed December 19, 1996), will be a speculative investment, and that Purchaser is able, without impairing its financial condition, to hold the Shares and Additional Shares for an indefinite period of time and to suffer a complete loss of its investment.

               (e) Purchaser hereby represents and agrees that the Shares and Additional Shares shall not be sold, transferred, pledged or hypothecated except by an effective registration statement under the Securities Act unless there is furnished to the Company an opinion in form and substance reasonably satisfactory to the Company that registration of such Shares and Additional Shares under the Securities Act and such Blue Sky Laws is not required, and that each certificate evidencing such Shares and Additional Shares shall bear a legend in substantially the following form:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN AND WILL NOT BE, EXCEPT AS PROVIDED IN THE STOCK PURCHASE AGREEMENT REFERRED TO BELOW, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAW AND, ACCORDINGLY, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY PURSUANT TO THE APPLICABLE PROVISIONS OF THAT CERTAIN STOCK PURCHASE AGREEMENT DATED AS OF DECEMBER 28, 1996. A COMPLETE AND CORRECT CONFORMED COPY OF SUCH STOCK PURCHASE AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE.

        In addition, Purchaser hereby agrees that the Company's stock transfer records will contain a notation and stop transfer instructions consistent with such legend restricting any such sale, transfer, pledge or hypothecation. The foregoing restrictions and related legend provisions shall remain in effect until, in the opinion of counsel satisfactory to Company, they are no longer required by law.

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               (f) Each of Wexford Special Situations 1996, L.P., a Delaware
        limited partnership, Wexford Special Situations 1996 Institutional, L.P., a Delaware limited partnership, Wexford-Euris Special Situations 1996, L.P., a Delaware limited partnership represent that they are domiciled in the State of Delaware. Wexford Special Situations 1996 Limited, a Cayman Islands exempted company, represents that it is domiciled in the Cayman Islands.

               (g) Purchaser represents and warrants that it understands that no federal or state agency has made any finding or determination as to the accuracy or adequacy of the Company's disclosures in the information furnished to Purchaser or as to the fairness of the terms of the transactions contemplated by this Agreement nor any recommendation or endorsement of the Common Stock.

        Section 2.4. NO BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        In order to induce Purchaser to enter into this Agreement, the Company hereby represents and warrants to Purchaser as follows:

        Section 3.1. DUE ORGANIZATION, ETC. The Company, and each of its Subsidiaries (as hereinafter defined), is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation, is not in liquidation, and each has all requisite corporate power and authority to own, operate and lease its respective properties and assets and to conduct its respective business as now conducted. All of the outstanding shares of capital stock of each Subsidiary of the Company are validly issued, fully paid and non-assessable, and all of such outstanding shares are owned, directly or indirectly, by the Company free and clear of all Encumbrances, other than as may be granted pursuant to the Bankers Trust Facility. "SUBSIDIARY" means a corporation of more than a majority of the outstanding voting securities or ownership interests in which are owned, directly or indirectly, by the Company, by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

        Section 3.2.  COMPLIANCE WITH LAW.

        (a) The Company and each Subsidiary has obtained and maintains in full force and effect all permits, licenses, consents, approvals, registrations, memberships, authorizations and qualifications (collectively, "PERMITS") under all federal, state, local and foreign laws and regulations, and with all federal, state, local and foreign governmental or regulatory authorities (each, an "AUTHORITY"), required for the conduct by it of its businesses and the ownership or

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possession by it of its properties and assets other than where the failure to obtain or maintain such Permits would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, business, operations, affairs, properties, assets or prospects of the Company and its Subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

        (b) The Company and each Subsidiary are in compliance with all laws, regulations, ordinances, orders and decrees of any Authority applicable to the conduct by the Company and each Subsidiary of their respective businesses and to their ownership and possession of their respective properties and assets other than where the failure to comply would not have a Material Adverse Effect.

        Section 3.3.  AUTHORIZATION; EXECUTION AND DELIVERY OF AGREEMENT.

        (a) The execution and delivery of this Agreement, the issuance and sale of the Shares and the Additional Shares to the Purchaser, the compliance by the Company with the provisions hereof (including, without limitation, the issuance of the Additional Shares) are within the corporate power and authority of the Company and have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and this Agreement constitutes the legal, valid, binding and enforceable obligation of the Company, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        (b) The Shares are, and the Additional Shares (if issued) will be, in due and proper form, duly authorized by all necessary corporate action on the part of the Company, and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration therefor set forth herein, the Shares and the Additional Shares will be validly issued, fully paid and non-assessable. The Purchaser will acquire valid and marketable title to the Shares and the Additional Shares, free and clear of any Encumbrances except as contemplated by this Agreement.

        Section 3.4.  NO CONFLICTS; NO CONSENTS; NO LITIGATION.

        (a) Except for consents as may be required under the Bankers Trust Facility which will be obtained on or before funding of the Bankers Trust Facility and the subsequent requirement for listing of the Shares and Additional Shares on the American Stock Exchange pursuant to the Company's listing agreement, the execution and delivery of this Agreement, the issuance and sale of the Shares and Additional Shares to the Purchaser, and the compliance by the Company with the provisions hereof do not and will not conflict with, or result in any violation of or default under, or permit the acceleration of any obligation under, or the creation or imposition of any Encumbrance on any of the properties or assets of the Company or any Subsidiary under, (i) any provision of the certificate of incorporation or by-laws of the Company or any Subsidiary, or any judgment, order, decree, statute, law, ordinance, rule or regulation of any Authority to which the

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
Company or any of its Subsidiaries is a party or by which any of them is bound, or (ii) any indenture, lease, mortgage, deed of trust, loan agreement or other agreement or instrument, or any Permit, of the Company or any Subsidiary. No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Authority or third party is required to be made or obtained by the Company or any Subsidiary in order to execute or deliver this Agreement or to issue and sell the Shares and the Additional Shares other than as a result of the periodic reporting requirements under the Exchange Act and the listing requirements of the American Stock Exchange.

        (b) The Company and each Subsidiary are not in violation of their certificates of incorporation or by-laws or other organizational documents except for such violations that would not have a Material Adverse Effect or an adverse effect on the benefits intended to be afforded to the Purchaser under this Agreement.

        (c) There are no legal or governmental proceedings pending or, to the knowledge of the Company and each Subsidiary, threatened against the Company, any Subsidiary or any officer thereof, or to which the Company, any Subsidiary or any of its or their properties or assets is subject, that if adversely determined, would have a Material Adverse Effect.

        Section 3.5.  CAPITAL STOCK.

        (a) The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, par value $.10 per share and 1,000,000 shares of preferred stock, par value $1.00 per share. At December 26, 1996, 123,283,934 shares of Common Stock and 90,000 shares of the Company's preferred stock were issued and outstanding.

        (b) There are no authorized or outstanding subscriptions, options, conversion rights, warrants or other agreements, securities or commitments of any nature whatsoever (whether oral or written and whether firm or conditional) obligating the Company or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, to any Person any material number of shares of Common Stock or any other shares of the capital stock of the Company or any shares of the capital stock of any Subsidiary, or any securities convertible into or exchangeable for any such shares, or obligating any such Person to grant, extend or enter into any such agreement or commitment, except: (A) as publicly disclosed in the SEC Reports (hereinafter defined); and (B) shares of Common Stock that may become issuable by the Company pursuant to a proposed Asset Purchase Agreement currently under negotiation between Drillers, Inc. and Flournoy Drilling Company, the proposed terms of which have been confidentially disclosed to Purchaser.

        Section 3.6. SEC REPORTS. The Company has filed with the Securities and Exchange Commission all proxy statements and periodic reports required to be filed by it under the Exchange Act (collectively, the "SEC REPORTS"). The Company has furnished or made available to the Purchaser copies of the SEC Reports, each as filed with the Commission. Each SEC Report was in compliance in all material respects with the then applicable requirements of the Exchange

Act and the rules and regulations of the Commission thereunder and did not on the date of its filing (and the SEC Reports as a whole will not on the Closing Date, except as otherwise disclosed to the Purchaser), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the filing of the Company's most recent Quarterly Report on Form 10-Q, there has been no material adverse change in the business, assets, results of operations or condition (financial or other) of the Company and its subsidiaries considered as a whole, which would require the filing by the Company with the SEC of a Current Report on Form 8-K, except as have been previously filed.

        Section 3.7. NO BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

        Section 3.8. USE OF PROCEEDS. The Company will use the proceeds from the sale of Shares for the repayment of that certain Promissory Note dated August 29, 1996, by the Company as maker and Cloudesly Shipping Ltd. ("CLOUDESLY") as payee, in the original principal amount of $4,000,000 and bearing interest at 12% per annum, which promissory note was acquired by Cloudesly by mesne assignments from Norex Drilling Ltd, a Bermuda corporation.

                                    ARTICLE 4
                               REGISTRATION RIGHTS

        Section 4.1. SHELF REGISTRATION RIGHTS. The Company covenants and agrees that on or before 30 days after the Closing, and on or before 30 days after the issuance date of the Additional Shares, if any, the Company will cause to be filed pursuant to Rule 415 of the Securities Act a shelf registration statement on Form S-3 or such other form for which it is otherwise then eligible (a "SHELF REGISTRATION STATEMENT") as to the Shares and Additional Shares naming Purchaser as the selling shareholder along with such other selling shareholders which the Company chooses to include therein. The Company shall use commercially reasonable efforts to have such Shelf Registration Statement declared effective as soon as reasonably practicable after such filing, and to keep such Shelf Registration Statement continuously effective until the first to occur of: (a) all Shares or Additional Shares covered thereby have been resold; (b) the date on which the Shares or Additional Shares may be resold without registration under the Securities Act pursuant to Rule 144 or any successor rule, or (c) two years following the Closing in the case of the Shares and two years from the issuance of the Additional Shares in the case of the Additional Shares; PROVIDED, HOWEVER, the Company may voluntarily suspend the effectiveness of such Registration Statement for a limited time, which in no event shall be longer than 90 days during any twelve month period, if the Company has been advised by legal counsel that the offering of the shares of Common Stock pursuant to any such Shelf Registration Statement would adversely affect, or would be improper in view of (or improper without disclosure in a prospectus), a proposed financing, a reorganization, recapitalization, merger, consolidation, or similar transaction involving the Company or its subsidiaries, in which event the Company shall be required to keep such Shelf

Registration Statement effective for an additional period of time beyond such two year period for an additional period of time equal to the number of days the effectiveness thereof has been suspended pursuant to this proviso or Section
4.6. The Company, if so requested by Purchaser, will cause its counsel to confirm in writing that it has rendered such advice to the Company.

        Section 4.2. INCIDENTAL REGISTRATION RIGHTS. If, within twelve months after the Closing Date, the Company proposes to file a registration statement relating to any of the Company's capital stock under the Act (other than a registration statement required to be filed in respect of employee benefit plans of the Company on Form S-8 or any similar form from time to time in effect, any registration statement on Form S-4 or similar successor form, or a registration statement filed in respect of Common Stock of the Company solely for purposes of making acquisitions) the Company shall, at least 14 days (or if such 14 day period is not practicable, then a reasonable shorter period which shall not be less than seven days) prior to such filing, give written notice of such proposed filing to Purchaser. Upon receipt by the Company not more than seven days (unless the notice given to Purchaser pursuant to the previous sentence is less than ten days, in which case such seven-day period shall be shortened to three days) after such notice of a written request from Purchaser for registration of Shares, (i) the Company shall include such Shares in such registration statement or in a separate registration statement concurrently filed, and shall use commercially reasonable efforts to cause such registration statement to become effective with respect to such Shares, and (ii) if such proposed registration is in connection with an underwritten offering of Common Stock, upon request of Purchaser, the Company shall cause the managing underwriter therefor to include in such offering the Shares as to which Purchaser requests such inclusion, on terms and conditions comparable to those of the securities offered on behalf of the Company or on behalf of any stockholder of the Company; PROVIDED, HOWEVER, that if the managing underwriter therefor concludes that the number of shares to be registered for selling shareholders (including Purchaser) would materially adversely affect such offering, the number of Shares to be registered, together with the number of shares of Common Stock or other securities held by other shareholders proposed to be registered in such offering, shall be reduced on a pro rata basis based on the number of Shares proposed to be sold by Purchaser as compared to the number of shares proposed to be sold by all shareholders.

        Section 4.3. INFORMATION, DOCUMENTS, ETC. In connection with any registration pursuant to this Article, Purchaser shall furnish to the Company such information regarding its holdings and the proposed manner of distribution thereof as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Article. The Company agrees that it will furnish to Purchaser the number of prospectuses, or other documents, or any amendments or supplements thereto, incident to any registration, qualification or compliance referred to in this Article as Purchaser from time to time may reasonably request.

        Section 4.4. EXPENSES OF REGISTRATION. The Company will bear all expenses of registrations pursuant to this Article including, without limitation, registration fees, printing expenses, expenses of compliance with Blue Sky or other state securities laws, and legal and audit fees incurred by the Company and Purchaser in connection with such registration and amendments or supplements in connection therewith. Underwriters' fees, commissions and discounts and the fees and expenses of legal counsel, if any, for Purchaser shall not be considered registration expenses for purposes hereof, except as provided in Section 5.3.

        Section 4.5. COOPERATION. In connection with any registration of Common Stock pursuant to Section 4.2, the Company agrees to:

               (a) enter into such customary agreements (including an underwriting agreement containing such representations and warranties by the Company and such other terms and provisions, as are customarily contained in underwriting agreements for comparable offerings) and take all such other actions as Purchaser or the underwriters, if any, participating in such offering and sale may reasonably request in order to expedite or facilitate such offering and sale;

               (b) furnish, at the request of Purchaser or any underwriters participating in an underwritten offering pursuant to Section 4.2, a comfort letter or letters, dated the date of the final prospectus and the date of the closing from the independent certified public accountants of the Company and addressed to Purchaser and any underwriters participating in such offering and sale, which letter or letters shall state that such accountants are independent and shall address such matters as Purchaser and underwriters may reasonably request and as may be customary in transactions of a similar nature for similar entities and an opinion, dated the date of the closing, of the counsel representing the Company with respect to such offering and sale, addressed to Purchaser and any such underwriters, which opinion shall address such matters as Purchaser and any underwriters may reasonably request and as may be customary in transactions of a similar nature for similar entities; and

               (c) make available for inspection by Purchaser, the underwriters, if any, participating in such offering and sale, or any other agent retained by Purchaser or such underwriters, all financial and other records, corporate documents and properties of the Company, and supply such additional information, as they shall reasonably request.

        Section 4.6.  SUSPENSION OF EFFECTIVENESS; SUPPLEMENTS.

               (a) The Company will notify Purchaser promptly of (i) any action by the SEC to suspend the effectiveness of any registration statement filed pursuant to this Article or the initiation or threatened initiation of any proceeding for such purpose (a "stop order") or (ii) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares or Additional Shares for sale in any jurisdiction or the initiation or threatened initiation of any proceeding for such purpose (a "suspension"). Immediately upon receipt of any such notice, Purchaser shall cease to offer or sell any Shares or Additional Shares pursuant to the registration statement in the jurisdiction to which such stop order or suspension relates. The Company will use commercially reasonable efforts to prevent the issuance of any such stop order or suspension and, if any such stop order or suspension is issued, to obtain as soon as possible the withdrawal or revocation thereof, and will notify Purchaser at the earliest practicable date of the date on which Purchaser may offer and sell pursuant to the registration statement.

               (b) Following the effectiveness of a registration statement covering the reoffer or resale of Shares or Additional Shares, the Company will notify Purchaser promptly of the occurrence of any event or the existence of any state of facts that, in the judgment of the Company, should be set forth in (or incorporated by reference in) such registration statement. Immediately upon receipt of such notice, Purchaser shall cease to offer or sell any Shares or Additional Shares pursuant to such registration statement, cease to deliver or use such registration statement and, if so requested by the Company, return to the Company, all copies (other than permanent file copies) of such registration statement. The Company shall take such commercially reasonable action as may be necessary to promptly amend or supplement such registration statement in order to set forth or reflect such event or state of facts. The Company will thereafter furnish such number of copies of such amendment or supplement to Purchaser as Purchaser may reasonably request.

        Section 4.7.  INDEMNIFICATION.

               (a) The Company agrees to indemnify and hold harmless Purchaser and each Person, if any, who controls Purchaser within the meaning of
        Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including, without limiting the foregoing but subject to Section 4.7(c) hereof, the reasonable legal and other expenses incurred in connection with any action, suit or proceeding or any claim asserted) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or the related prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus filed pursuant to this Article 4, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made in the case of the prospectus, not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused directly by an untrue statement or omission contained in information relating to Purchaser, furnished to the Company by or on behalf of Purchaser for use therein. In connection with any underwritten offering, the Company will also indemnify the underwriters participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of Purchaser, if requested in connection with any registration statement.

               (b) As a condition to the inclusion of Shares or Additional Shares in any registration statement pursuant to this Agreement, Purchaser will furnish to the Company in writing, promptly after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any registration statement, prospectus or preliminary prospectus and agrees to indemnify and hold harmless, severally and not jointly, the Company, the underwriters and their respective officers and directors, and any Person controlling the Company and such Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to Purchaser and Persons controlling Purchaser, but only with reference to information relating specifically to Purchaser furnished by or on behalf of Purchaser for use in such registration statement or the prospectus or any preliminary prospectus included therein. In case any action shall be brought against the Company, or any such controlling Person based on the registration statement, the prospectus or any preliminary prospectus and in respect of which indemnity may be sought against Purchaser, Purchaser shall have the rights and duties given to the Company by Section 4.7(c) hereof (except that if the Company as provided in Section 4.7(c) hereof shall have assumed the defense thereof Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at Purchaser's expense) and the Company and its directors, any such officers, and any such controlling Person shall have the rights and duties given by Section 4.7(c) hereof. In no event shall the liability of Purchaser hereunder be greater than the net proceeds received by Purchaser upon the Disposition of the Shares or Additional Shares giving rise to such indemnification obligation.

               (c) In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against Purchaser or any Person controlling Purchaser, with respect to which indemnity may be sought against the Company pursuant to Section 4.7(a) hereof, Purchaser shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to Purchaser and payment of all fees and expenses relating thereto. Purchaser and such Persons controlling Purchaser shall have the right to employ separate counsel in any such action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at Purchaser's expense unless
        (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company has not assumed the defense and employed counsel reasonably satisfactory to Purchaser within 30 days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both Purchaser or any Person controlling Purchaser and the Company and Purchaser or any Person controlling Purchaser shall have been advised by the Company's counsel that there may be one or more legal defenses available to Purchaser or such Person controlling Purchaser that are different from or additional to those available to the Company and that counsel for the Purchaser reasonably believes that the assertion of such different or additional defenses is inconsistent with the assertion by the Company of defenses available to the Company, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for Purchaser and controlling Persons. The Company shall not be liable for any settlement of any such action effected without the written consent of the Company, but if settled with the written consent of the Company or if there is a final judgment for the plaintiff, the Company agrees to indemnify and hold harmless Purchaser and all Persons controlling Purchaser from and against any loss or liability by reason of such settlement or judgment. The Company shall not, without the prior written consent of Purchaser, effect any settlement of any pending or threatened proceeding in respect of which Purchaser or any Person controlling Purchaser is a party and indemnity has been sought hereunder by Purchaser or any Person controlling Purchaser unless such settlement includes an unconditional release of Purchaser or such controlling Person from all liability on claims that are the subject matter of such proceeding.

               (d) If the indemnification provided for in this Section is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Purchaser on the other hand from the original sale by the Company of the Shares or Additional Shares, or if the allocation provided by clause
        (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and Purchaser on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company on the one hand or by Purchaser on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

               (e) The Company and Purchaser agree that it would not be just and equitable if contribution pursuant to this Section were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph
        (d) above. The amount paid or payable by an indemnified party as a result of the loses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding any other provision of this Agreement, Purchaser shall not be required to contribute an amount greater than the gross proceeds received by Purchaser with respect to the sale of Shares or Exercise Shares giving rise to any indemnification or contribution obligation under this Section. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
        Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        Section 4.8. TRANSFERS OF REGISTRATION RIGHTS. The rights granted to Purchaser under this Article may be transferred or succeeded to on one occasion only by an Affiliate of Purchaser or a transferee who acquires at least 50% of the total number of Shares and 50% of the total number of Additional Shares, if any, issued to all Purchasers; PROVIDED, HOWEVER, that the Company shall be given written notice prior to or promptly following such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned. Such notice shall include or be accompanied by a written undertaking by the transferee to comply with the obligations imposed on Purchaser under this Agreement. In the event any registration rights are transferred in accordance with the terms hereof, any actions required to be taken by Purchaser will be taken with the approval of the holders of such registration rights who hold a majority of the Shares, whose action shall bind all such holders of registration rights.

                                    ARTICLE 5
                                  MISCELLANEOUS

        Section 5.1. FURTHER ASSURANCES. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the transactions contemplated hereby, including, without limitation, the assuring, transferring and assigning unto the Company of the Indebtedness, and the protection of the right, title and interest of Buyer in and to, the Indebtedness.

        Section 5.2. PUBLIC ANNOUNCEMENTS. Except as mutually agreed, neither Purchaser nor any of its respective Affiliates or agents shall issue any press release or public announcement regarding the execution of this Agreement or the transactions contemplated hereby. If and to the extent that the Company is advised by legal counsel that the transactions contemplated hereby must be publicly disclosed by press releases, filings with the SEC or otherwise, the Company may do so.

        Section 5.3. EXPENSES. The Company and Purchaser shall bear their own respective legal and accounting fees, and other costs and expenses with respect to the negotiation, execution and delivery of this Agreement, and consummation of the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company will agree to reimburse up to $15,000 of the Purchasers' out-of-pocket expenses for the fees of outside legal counsel in connection with the execution and delivery of this Agreement and the exercise of Purchasers' registration rights under this Agreement. Such expense reimbursement shall be made from time to time promptly after the Company receives documentation supporting such reimbursable expenses.

        Section 5.4. NOTICES AND WAIVERS. Any notice, instruction, authorization, request, demand or waiver hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the parties hereto at the address set forth below, or at such other address and number as a party shall have previously designated by written notice given to the other parties in the manner set forth in this Section:

        For notices to Purchaser:

               [Name of Purchaser]
               c/o Wexford Management, L.L.C.
               411 West Putnam
               Greenwich, Connecticut  06380
               FAX:  203-862-7310
               Attention:  Robert Holtz, Senior Vice President

        For notices to the Company:

               DI Industries, Inc.
               625 Paragon Center One
               450 Gears Road
               Houston, Texas  77067-4581
               FAX:  713-874-0195
               Attention:  President

Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

        Section 5.5. SURVIVAL; ASSIGNMENT; CERTAIN REFERENCES. The respective representations, warranties and agreements of the parties contained herein shall survive the Closing for a period of two years; PROVIDED, HOWEVER, that there shall be no expiration of any such representation, warranty or agreement as to which a bona fide claim has been asserted by written notice of such claim delivered to the party making such representation or warranty during the survival period. This Agreement shall not be assignable or delegable by any party without the consent of the other. Unless otherwise specified, all references herein to days, weeks, months or years shall be to calendar days, weeks, months or years. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. The headings and captions used in this Agreement are solely for convenient reference and shall not affect the meaning or interpretation of any article, section or paragraph herein, or this Agreement. The terms "hereof," "herein" or "hereunder" shall refer to this Agreement as a whole and not to any particular article, section or paragraph. The terms "including" or "include" are used herein in an illustrative sense and not to limit a more general statement. When computing time periods described by a number of days before or after a stated date or event, the stated date or date on which the specified event occurs shall not be counted and the last day of the period shall be counted. Time is of the essence in the performance of this Agreement.

        Section 5.6. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND
OF THE UNITED STATES APPLICABLE IN NEW YORK.

        Section 5.7. DISPUTE RESOLUTION; SEVERABILITY; JUDICIAL MODIFICATION. The parties expressly intend, desire and agree that any dispute arising out of, or in connection with any term or provision of this Agreement or the issuance of the Shares or Additional Shares shall be resolved by binding arbitration in New York, New York in accordance with the Commercial Rules of the American Arbitration Association then in effect; that judgment on the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction; and that if any such dispute is pending in any court, the parties agree to move that the court refer the matter to such arbitration. If any term, provision, covenant, or restriction of this Agreement (including any arbitration provision of this Section 5.7) is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of this Agreement and the other terms, provisions, covenants and restrictions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        Section 5.8. AMENDMENT AND ENTIRETY. This Agreement may be amended, modified, or superseded only by written instrument executed by all parties hereto. This Agreement and that certain letter agreement respecting the confidentiality of certain information provided to the Purchaser or its Affiliates by the Company set forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersede all prior agreements, arrangements, and understandings relating to the subject matter hereof. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their permitted successors and assigns, nor shall any provision give any third Persons any right of subrogation or action over against any party to this Agreement. Without limiting the generality of the foregoing, it is expressly understood that this Agreement does not create any third party beneficiary rights.

        Section 5.9. COUNTERPARTS; FACSIMILE DELIVERY. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all which together shall constitute one and the same instrument. This Agreement shall be deemed for all purposes to have been executed and delivered by a party hereto if a copy of this Agreement bearing the facsimile signature of an officer of such party is transmitted electronically or delivered to the other party and such Agreement bearing a facsimile signature shall be considered for all purposes to have the same effect as a duly executed and delivered Agreement bearing the original, manual signature of the signatory thereto.

        IN WITNESS WHEREOF, this Stock Purchase Agreement is executed and delivered as of the day first above written.

                                                    DI INDUSTRIES, INC.

                                                    By:/s/ T. SCOTT O'KEEFE
                                                           T. Scott O'Keefe, Senior Vice
                                                           President and Chief Financial Officer


WEXFORD SPECIAL SITUATIONS 1996,                    WEXFORD-EURIS SPECIAL SITUATIONS
L.P., a Delaware limited partnership                1996, L.P., a Delaware limited partnership

By:   WEXFORD MANAGEMENT, L.L.C.,                   By:   WEXFORD MANAGEMENT, L.L.C.,
      its Investment Advisor                              its Investment Advisor

By:/s/ROBERT HOLTZ                                  By:/s/ROBERT HOLTZ
      Robert Holtz, Senior Vice President                 Robert Holtz, Senior Vice President


WEXFORD SPECIAL SITUATIONS 1996                     WEXFORD SPECIAL SITUATIONS 1996
INSTITUTIONAL, L.P., a Delaware limited             LIMITED, a Cayman Island exempted
partnership                                         company

By:   WEXFORD MANAGEMENT, L.L.C.,                   By:   WEXFORD MANAGEMENT, L.L.C.,
      its Investment Advisor                              its Investment Advisor

By:/s/ROBERT HOLTZ                                  By:/s/ROBERT HOLTZ
      Robert Holtz, Senior Vice President                 Robert Holtz, Senior Vice President

                                    EXHIBIT A

                                                       Shares of               Purchase
                   PURCHASER                     COMMON STOCK PURCHASED          PRICE
                                               --------------------------    -------------
                                                 NUMBER           %
Wexford Special Situations 1996, L.P., a
Delaware limited partnership ...............   1,175,300        67.16%       $2,767,008.79
Wexford Special Situations 1996
Institutional, L.P., a Delaware limited
partnership ................................     214,550        12.26%          505,115.07
Wexford-Euris Special Situations 1996, L.P.,
a Delaware limited partnership .............     301,350        17.22%          709,468.30
Wexford Special Situations 1996 Limited, a
Cayman Island exempted company .............      58,800         3.36%          138,432.84
                                               ---------    ---------        -------------
                                               1,750,000       100.00%       $4,120,025.00
                                               =========    =========        =============

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